Exhibit 10.2
SECOND AMENDMENT
TO THE ROCK-TENN COMPANY
SUPPLEMENTAL RETIREMENT SAVINGS PLAN
     THIS AMENDMENT to the Rock-Tenn Company Supplemental Retirement Savings Plan (the “Plan”) is made on this 16th day of November, 2007, by the Administrative Committee of the Plan (the “Committee”);
W I T N E S S E T H:
     WHEREAS, Section 9.1 of the Plan provides that the Committee has the right to amend the Plan at any time; and
     WHEREAS, the Committee desires to amend the Plan to provide that individuals who are eligible for the Senior Executive Subplan will be eligible to begin making base salary deferrals for a given plan year when either (i) their base compensation for such plan year reaches the compensation limit under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) their contributions to the Rock-Tenn Company 401(k) Retirement Savings Plan for Salaried and Non-Union Hourly Employees (including their catch-up contributions) for such plan year reach the maximum deferral limit under Code Section 402(g);
     NOW, THEREFORE, effective as of January 1, 2008, Exhibit B of the Plan hereby is amended as follows:
     1. Section B-1.1 of Exhibit B of the Plan is amended to read as follows:
     B-1.1 Base Salary means, with respect to an employee for a Plan Year, such employee’s base pay for such Plan Year as determined by the Administrative Committee, including any portion of such base pay that is deferred under the Plan or under a Code Section 401(k) plan or Code Section 125 plan maintained by a Participating Company but excluding any portion of such base pay that is paid or made available to the employee during the Plan Year either (i) while he is not an active Participant or (ii) prior to the first regular paycheck in such Plan Year from which no amount (including catch-up contributions) is, or could be, withheld and contributed to the 401(k) Plan on account of whichever of the following first occurs: (A) such Participant’s 401(k) elective contributions reach the Code Section 402(g) maximum deferral limit for such Plan Year, or (B) such Participant’s base pay reaches the Code Section 401(a)(17) maximum compensation limit for such Plan Year.
     2. Section B-3.1(a) of Exhibit B of the Plan is amended to read as follows:
          (a) Base Salary Deferral Election. Subject to the terms and conditions set forth below, a Base Salary Deferral Election will provide for the reduction of a Participant’s Base Salary in each regular paycheck payable during the Plan Year for which the Base Salary Deferral Election is in effect, beginning with the first such regular paycheck for such Plan Year from which no amount (including catch-up contributions) is, or could be, withheld and contributed to the 401(k) Plan on account of whichever of the following first occurs: (i) such Participant’s 401(k) elective contributions reach the Code Section 402(g) maximum deferral limit for such Plan Year, or (ii) such Participant’s base pay reaches the Code Section 401(a)(17) maximum compensation limit.
     3. Section B-3.2(a)(i) of Exhibit B of the Plan is amended to read as follows:
          (i) Initial Base Salary Deferral Election. A Participant’s initial Base Salary Deferral Election with respect to his Base Salary for any Plan Year will be effective for the first regular paycheck (A) which relates to a payroll period ending no earlier than the last day of the immediately preceding Plan Year and (B) from which no amount is withheld and contributed to the 401(k) Plan (on account of whichever of the following first occurs: (i) such Participant’s 401(k) elective contributions reach the Code Section 402(g) maximum deferral limit for such Plan Year, or (ii) such Participant’s base pay reaches the Code Section 401(a)(17) maximum compensation limit) paid after the date the Base Salary Deferral Election is submitted and becomes effective. To be effective, a Participant’s initial Base Salary Deferral Election must be made before the first day of the Plan Year for which Base Salary Deferral Contributions will be made, or, if later and if the Participant has never previously participated in, or been covered under, any plan, arrangement or program of any member of the Controlled Group that would be required to be aggregated with the Plan under Code Section 409A, within 30 days after the date on which his participation first becomes effective pursuant to Section B-II, or at such earlier time as the Administrative Committee may prescribe. If an Eligible Employee fails to submit a Base Salary Deferral Election in a timely manner, he will be deemed to have elected not to participate in the Plan for that Plan Year with respect to his Base Salary.
     4. Section B-3.2(d) of Exhibit B of the Plan is amended to read as follows:
          (d) Impact on 401(k) Plan Elections. To the extent necessary to comply with the requirements of Code Section 409A, a Participant who makes a Base Salary Deferral Election for a Plan Year will not be permitted to modify or revoke his deferral election under the 401(k) Plan for such Plan Year (including his catch-up contribution deferral election).
[signature on following page]

     IN WITNESS WHEREOF, the Committee has caused its duly authorized member to execute this Amendment on the date first above written.

ADMINISTRATIVE COMMITTEE OF THE ROCK-TENN COMPANY SUPPLEMENTAL RETIREMENT SAVINGS PLAN

By:	/s/ Steven C. Voorhees

Title:	Chief Financial Officer

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